IMPORTANT VOTING INSTRUCTIONS RE
                       SWISS HELVETIA FUND ANNUAL MEETING
                              TUESDAY, MAY 15 2001

                    THERE IS VERY LITTLE TIME FOR YOU TO ACT
                           IN ADVANCE OF THE MEETING!

IF YOU WISH TO SUPPORT THE BANKGESELLSCHAFT NOMINEES AND AGENDA, PLEASE DO THE
FOLLOWING:

o Sign, date and return the BLUE Bankgesellschaft proxy in the reply envelope provided.

o Also contact the person responsible for your account, and instruct them to execute a BLUE Bankgesellschaft proxy on your behalf.

o If you plan on attending the meeting and voting in person, be sure you first obtain a "legal proxy" from the brokerage firm or bank at which your shares are held. This may be necessary in order for you to vote at the meeting.

o If you have any questions or require assistance in ensuring your shares are properly voted in advance of the meeting, call Mellon Investor Services, which is assisting us in this solicitation, toll-free at 1-800-414-2879.

                       YOUR IMMEDIATE ACTION IS REQUESTED!